Exhibit 23.1


                 INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Insituform East, Incorporated on Form S-8 of our report dated September 9, 1994, appearing in the Annual Report on Form 10-K of Insituform East, Incorporated for the year ended June 30, 1994.



/s/Deloitte & Touche
DELOITTE & TOUCHE LLP
Washington, D.C.

June 12, 1995